June 5, 1997




RCM Technologies, Inc.
2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

Gentlemen:

         In connection with the Registration Statement on Form S-1, as amended (Registration No. 333-23753) (the "Registration Statement"), filed by RCM Technologies, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 2,875,000 shares of the Company's Common Stock, par value $.05 per share, of which (a) 2,323,187 shares will be purchased by the underwriters from the Company; (b) 176,813 shares will be purchased by the underwriters from the existing securityholders of the Company (the "Selling Stockholders"); and (c) up to 375,000 shares may be purchased by the underwriters from the Company if the underwriters exercise the option granted to them by the Company to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that in our opinion:

         (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

         (ii) the Shares to be sold by the Selling Stockholders were, when issued, duly and validly authorized, legally issued, fully paid and non-assessable.

         As to all matters governed by Nevada law, we have relied exclusively upon the opinion of Schreck, Morris, Las Vegas, Nevada, the form of which is also filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                          Very truly yours,

                                          BUCHANAN INGERSOLL PROFESSIONAL
                                          CORPORATION



                                          By: /s/ Stephen M. Cohen
                                              --------------------------
                                              Stephen M. Cohen
SMC:ps